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                                                              Exhibit (14)(a)


                        INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
Nationwide Investing Foundation,
Nationwide Investing Foundation II,
Financial Horizons Investment Trust
and Nationwide Investing Foundation III:

We consent to the use of our reports to the Nationwide Investing Foundation, Nationwide Investing Foundation II and Financial Horizons Investment Trust, dated December 13, 1996, and included in the Statements of Additional Information for the Nationwide Investing Foundation, Nationwide Investing Foundation II and Financial Horizons Investment Trust dated February 28, 1997, which are incorporated by reference herein; to the use of our reports to the Nationwide Investing Foundation, Nationwide Investing Foundation II and Financial Horizons Investment Trust, dated December 5, 1997 which are incorporated by reference herein; to the reference to our firm under the heading "Financial Highlights" in the Prospectuses for the Nationwide Investing Foundation, Nationwide Investing Foundation II and Financial Horizons Investment Trust, all dated February 28, 1997 which are incorporated by reference herein; and to the references to our firm under the headings "The Acquired Funds and The Trust--Independent Accountants" and "The Acquiring Funds and the New Trust--Independent Accountants" in the combined prospectuses/proxy statements included herein.


Columbus, Ohio
January 6, 1998